Exhibit 10.2

FIRST AMENDMENT

TO
LICENSE AND SERVICES AGREEMENT

This FIRST AMENDMENT (this “Amendment”) to the License and Services Agreement (as hereinafter defined) is made effective as of August 18, 2022 (the “Amendment Effective Date”) by and among Jaguar Health, Inc., a Delaware corporation (“Licensor”), SynWorld Technologies Corporation, a corporation duly incorporated under the laws of Canada (“Licensee”), C&E Telecom, LTD, a company organized under the laws of the British Virgin Islands (“Licensee Guarantor”), and Tao Wang, an individual (“Parent”). Licensor and Licensee are referred to in this Amendment individually as a “Party” and collectively as the “Parties.”

WHEREAS, Licensor, Licensee, Licensee Guarantor and Parent are parties to that certain License and Services Agreement dated as of June 28, 2022 (the “License Agreement”);

WHEREAS, the Parties desire to revise certain terms set forth in the License Agreement (collectively, the “Revised Terms”) in a manner the Parties deem mutually beneficial; and

WHEREAS, in accordance with the License Agreement, License Guarantor and Parent are not parties to the Revised Terms, and therefore neither License Guarantor nor Parent shall be a party to this Amendment.

NOW, THEREFORE, in consideration of the foregoing and upon the terms and conditions set forth below, the Parties agree as follows:

1.	Definitions. Capitalized terms used in this Amendment and not otherwise defined in this Amendment shall have the meanings set forth in the License Agreement.

2.	Effective Date. This Amendment shall become effective as of the Amendment Effective Date.

3.	Amendments.

(a)           The definition of the term “Service Share Amount” is hereby deleted in its entirety and replaced as follows:

“Service Share Amount” means, for each Service Payment Date, a number of Service Shares determined by dividing the Maximum Service Amount for such Service Payment Date by the Minimum Price on such Service Payment Date; provided, however, in no event shall the Minimum Price for such calculation be below (i) $0.25 per share of Common Stock (subject to adjustment in the event of a stock dividend, stock split, reverse stock split, combination or other similar recapitalization) for each Service Payment Date prior to the six (6)-month anniversary of the Amendment Effective Date, and (ii) the Floor Price for each Service Payment Date on or after the six (6)-month anniversary of the Amendment Effective Date.

(b)          The following additional subsections (d) is hereby added to Section 10.6 (Covenants) of the Agreement:

(d) Lock-Up. Without prejudice and in addition to any other transfer restrictions specified in this Agreement, Licensee agrees not to sell, transfer, loan, grant any option for the purchase of, or otherwise dispose of (collectively, a “Transfer”) any shares of Common Stock acquired by Licensee pursuant to this Agreement until after the 90-day period following the date of such acquisition.

4.	Effect of Amendment. Except as expressly amended in this Amendment, all terms and conditions of the License Agreement shall remain in full force and effect.

5.	Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed to be an original instrument enforceable in accordance with its terms and all of which shall constitute but one and the same agreement of the Parties.

6.	Dispute Resolutions; Governing Law. The provisions of Sections 14.4, 14.5 and 14.6 of the License Agreement shall apply equally to this Amendment.

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their duly authorized officers or representatives as of the Amendment Effective Date.

LICENSOR:

Jaguar Health, Inc.

By:	/s/ Lisa A. Conte
Name:	Lisa A. Conte
Title:	CEO and President

LICENSEE:

SynWorld Technologies Corporation

By:	/s/ Tao Wang
Name:	Tao Wang
Title:	CEO

[Signature Page to First Amendment to License and Services Agreement]